Spectral Capital Announces $15 Million Private Placement Memorandum Agreement with RAKNI Co LLC, Deploying Vogon DQLDB and NOOT Technology

Seattle, WA – September 30, 2024 – Spectral Capital Corporation (OTC QB: FCCN), a pioneer in the advancement of quantum computing and decentralized infrastructure, is pleased to announce that it has signed a $15 million Private Placement Memorandum (PPM) agreement with RAKNI Co LLC (RAK Investment and Development Co LLC) to accelerate its growth initiatives across the Middle East. The strategic agreement will support the deployment of Spectral Capital’s Vogon Distributed Quantum Ledger Database (DQLDB) and NOOT technology to power RAKNI’s digital investment platform and streamline its operational infrastructure.

RAKNI, based in Dubai, UAE, is a national investment and development firm specializing in driving economic growth through strategic advisory, development financing, and project management. Focused on large-scale infrastructure projects, real estate developments, and public-private partnerships, RAKNI plays a pivotal role in shaping the region’s economic landscape by providing tailored financial solutions that are both sustainable and impactful.

Through this agreement, RAKNI has integrated Spectral Capital’s Vogon DQLDB, a revolutionary decentralized ledger database designed to ensure data lineage, governance, and provenance, into its operations. Coupled with the implementation of NOOT, Spectral’s authentic intelligence platform, RAKNI’s digital infrastructure is now equipped to deliver a more efficient, transparent, and scalable solution for managing complex investment projects and engaging with a diverse investor base.

“We are thrilled to partner with RAKNI, a firm that not only shares our vision for digital innovation but also recognizes the transformative potential of deploying advanced technology solutions,” said Sean Michael Brehm, Chairman of Spectral Capital. “The implementation of Vogon DQLDB and NOOT in RAKNI’s digital platform is a testament to the power and versatility of our technology, paving the way for a new era of decentralized, data-driven services in the investment sector.”

The funds raised through this strategic Private Placement Memorandum will be allocated towards expanding Spectral Capital’s digital infrastructure, advancing its large-scale project management capabilities, and further supporting Spectral Capital’s Quantum Bridge Program in the region. This collaboration underscores Spectral’s commitment to providing next-generation technology solutions to partners around the globe, ensuring they can capitalize on new opportunities in a rapidly evolving digital landscape.

About Spectral Capital

Spectral Capital Corporation (OTC QB: FCCN) is a technology investment company focused on building the future of quantum computing and decentralized infrastructure. Through its Quantum Bridge Strategy, Spectral is creating a portfolio of companies that are reshaping the technology landscape, including its recent acquisition of Vogon Cloud and the development of sustainable, cutting-edge data solutions such as the Vogon DQLDB.

About RAKNI Co LLC

RAKNI Co LLC (Ras Al Khaimah Investment and Development Co LLC) is a national investment and development firm headquartered in Dubai, UAE. Specializing in large-scale infrastructure projects, real estate developments, and public-private partnerships, RAKNI provides comprehensive investment advisory, development financing, and project management services. With a deep understanding of market dynamics and a commitment to excellence, RAKNI empowers clients to achieve their financial objectives while contributing to regional economic development. Website https://www.rakni.ae

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and FCCN's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although FCCN believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of FCCN. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in FCCN's business; competitive factors in the market(s) in which FCCN operates; risks associated with operations outside the United States; and other factors listed from time to time in FCCN's filings with the Securities and Exchange Commission. FCCN expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FCCN's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For more information, please visit www.spectralcapital.com.

Media Contact:

Jenifer Osterwalder

Spectral Capital Corporation

contact@spectralcapital.com